SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2002

New Plan Excel Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1120 Avenue of the Americas, 12th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 869-3000

Not applicable
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

                As further described in the press release attached hereto as Exhibit 99.1, on March 1, 2002 New Plan Excel Realty Trust, Inc. (the “Company”) closed on its previously announced acquisition of 92 community and neighborhood shopping centers from CenterAmerica Property Trust, L.P. (“CenterAmerica”), a private company majority owned by Morgan Stanley Real Estate Fund II.

                The aggregate purchase price for the acquisition was approximately $654 million, consisting of approximately $365 million in cash and the assumption of approximately $289 million of outstanding indebtedness. The cash component of the acquisition was financed with the proceeds of a public equity offering of 6,900,000 of the Company’s common shares, which was completed on January 29, 2002 and raised net proceeds of approximately $120.7 million, and with borrowings under the Company’s existing credit facilities with The Bank of New York and an interim term facility with Fleet National Bank.

                Concurrent with the closing of this acquisition, the Company’s Board of Directors appointed Scott MacDonald as Chief Operating Officer and President of the Company. Mr. MacDonald was previously the Chief Executive Officer and President of CenterAmerica.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Properties Acquired

The financial statements and other information required pursuant to Rule 3-14 of Regulation S-X are included herein. See the financial statements and pro forma financial information attached hereto.

(b)	Pro Forma Financial Information

The pro forma financial statements required pursuant to Article 11 of Regulation S-X are included herein. See the financial statements and pro forma financial information attached hereto.

(c)	Exhibits

     The following exhibits are filed as part of this report:

2.1	Purchase Agreement, dated as of January 13, 2002, by and among the Company, CenterAmerica and certain affiliates of CenterAmerica, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 14, 2002.

99.1	Press Release, dated March 1, 2002, issued by the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Plan Excel Realty Trust, Inc.

Date: March 7, 2002	By:

/s/ STEVEN F. SIEGEL Steven F. Siegel Senior Vice President, General Counsel and Secretary

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet
September 30, 2001
(unaudited, in thousands)

		Pro Forma
	Historical (a)	Adjustments (b)		Pro Forma

ASSETS

Real estate:

Land	$482,706	$130,640	(b1)	$613,346

Buildings and improvements	2,123,154	522,560	(b1)	2,645,714

Accumulated depreciation	(255,260)			(255,260)

Net real estate	2,350,600	653,200		3,003,800

Real estate held for sale	40,385			40,385

Cash and cash equivalents	120,971	5,140	(b3)	126,111

Marketable securities	1,751			1,751

Receivables:

Trade, less allowance for doubtful accounts of $17,703	44,469			44,469

Other, net	14,875			14,875

Mortgages and notes receivable	91,871			91,871

Prepaid expenses and deferred charges	14,268			14,268

Other investment in equity affiliate	3,129	10,800	(b1)	13,929

Other assets	42,360			42,360

Total assets	$2,724,679	$669,140		$3,393,819

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Mortgages payable, including unamortized premium of $6,628	$347,765	$288,898	(b2)	$636,663

Notes payable, net of unamortized discount of $1,817	613,183	—		613,183

Credit facilities	75,000	254,369	(b2)	329,369

Capital leases	29,237	—		29,237

Other liabilities	126,250	2,948	(b3)	129,198

Tenant security deposits	5,694	2,192	(b3)	7,886

Total liabilities	1,197,129	548,407		1,745,536

Minority interest in partnership:	22,932	—		22,932

Stockholders’ equity:

Preferred stock	23			23

Common stock	872	69	(b4)	941

Additional paid-in capital	1,695,162	120,664	(b4)	1,815,826

Accumulated other comprehensive (loss) income	(2,750)			(2,750)

Accumulated distributions in excess of net income	(188,689)			(188,689)

Total stockholders’ equity	1,504,618	120,733		1,625,351

Total liabilities and stockholders’ equity	$2,724,679	$669,140		$3,393,819

See accompanying notes

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2001
(unaudited, in thousands, except per share amounts)

Presentation

      The preceding pro forma consolidated balance sheet as of September 30, 2001 presents the historical amounts for New Plan Excel Realty Trust, Inc. (the “Company”), adjusted for the effects of (i) the acquisition by the Company of 92 community and neighborhood shopping centers and equity investment from CenterAmerica Property Trust, L.P. closed on March 1, 2002 (the “Portfolio Acquisition”), and (ii) the public offering of the Company’s common stock closed on January 29, 2002 (the “Stock Offering”), as if such transactions had occurred on September 30, 2001.

      The pro forma consolidated balance sheet should be read in conjunction with the pro forma consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company presented in the Company’s Form 10-Q for the quarter ended September 30, 2001.

      The pro forma consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the transactions described above actually occurred on September 30, 2001, nor does it purport to represent the future financial position of the Company.

Notes and Management Assumptions

(a)	Reflects the consolidated historical balance sheet of the Company as of September 30, 2001, as contained in the historical consolidated financial statements and notes thereto presented in the Company’s Form 10-Q for the quarter ended September 30, 2001.

(b)	Represents adjustments to reflect the Portfolio Acquisition and the Stock Offering as follows:

(b1)	Represents the aggregate acquisition costs incurred by the Company (allocated among land, buildings and equity investment) to effect the Portfolio Acquisition, based on the terms of the contract. Includes the following:

Cash	$365,102

Assumed Debt	288,898

Estimated transaction-related costs	10,000

Total	$664,000

The following schedule summarizes the pro forma sources for payment of the cash component of the Portfolio Acquisition:

Net proceeds from Stock Offering

(after underwriting discount and offering costs of $7,055)	$120,733

Pro forma draw on Company’s credit facilities and bridge loan	254,369

Total	$375,102

(b2)	Represents the debt assumed by the Company in the amount of $288,898 in connection with the Portfolio Acquisition, as well as $254,369 of additional draws on the Company’s credit facilities to finance the cash component of the Portfolio Acquisition.

(b3)	Represents adjustments for rent received in advance ($2,948) and security deposits ($2,192) received by the Company upon the closing of the Portfolio Acquisition.

(b4)	Reflects the issuance of 6,900 shares of the Company’s common stock, par value $.01 per share, at an offering price of $18.52 per share. Net proceeds from the Stock Offering of $120,733 as shown above results in $69 attributable to par value and $120,664 of additional paid-in capital.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

for the Nine Months Ended September 30, 2001
(unaudited, in thousands, except per share amounts)

			Pro Forma Adjustments

					Portfolio
		CenterAmerica			Acquisition
		Portfolio	Apartment		and Stock
	Historical (a)	Historical (b)	Disposition (c)		Offering (c)		Pro Forma

Rental revenues:

Rental income	$200,617	$52,323			$124	(d1)	$253,064

Percentage rents	5,597	683					6,280

Expense reimbursements	43,908	13,204					57,112

Total rental revenues	250,122	66,210			124		316,456

Expenses:

Operating costs	39,749	8,855					48,604

Real estate and other taxes	26,071	9,240					35,311

Interest	60,951	—	(5,768	)(c1)	19,635	(d2)	73,717
			(1,101	)(c2)

Depreciation and amortization	42,609	—			9,798	(d3)	52,407

Provision for doubtful accounts	4,824	968					5,792

General and administrative	6,830	4,138	1,592	(c3)			12,560

Total expenses	181,034	23,201	(5,277)		29,433		228,391

Income before real estate sales, impairment of real estate	69,088	43,009	5,277		(29,309)		88,065

Other income and expenses:

Interest, dividend and other income	10,652	1,677	2,531	(c4)			14,860

Equity participation in ERT	(4,313)		2,222	(c5)			(2,091)

Gain (loss) in equity affiliate	44	61			(125	)(d3)	(20)

Foreign currency gain (loss)	(499)						(499)

Gain (loss) on sale of real estate	683						683

Impairment of real estate	(12,148)						(12,148)

Minority interest in income of partnership	(641)						(641)

Income from continuing operations	$62,866	$44,747	$10,030		$(29,434)		$88,209

Income from continuing operations per common share

Basic	$0.52						$0.76

Diluted	$0.52						$0.75

Average shares outstanding — basic	87,208					(d4)	94,108

Average shares outstanding — diluted	88,718					(d4)	95,618

See accompanying notes

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2000
(unaudited, in thousands, except per share amounts)

			Pro Forma Adjustments

					Portfolio
		CenterAmerica			Acquisition
	Historical	Portfolio	Apartment		and Stock
	(a)	Historical (b)	Disposition (c)		Offering (c)		Pro Forma

Rental revenues:

Rental income	$272,108	$67,259			$163	(d1)	$339,530

Percentage Rents	7,431	1,433					8,864

Expense reimbursements	55,436	16,114					71,550

Total rental revenues	334,975	84,806			163		419,944

Expenses:

Operating costs	54,062	10,638					64,700

Real estate and other taxes	36,109	11,455					47,564

Interest	88,352	—	(12,661	)(c1)	24,342	(d2)	100,033

Depreciation and amortization	55,364	—			13,064	(d3)	68,428

Provision for doubtful accounts	4,372	1,269					5,641

Non-recurring charge	4,945	—					4,945

General and administrative	7,509	5,778	2,023	(c3)			15,310

Total expenses	250,713	29,140	(10,638)		37,406		306,621

Income before real estate sales, impairment of real estate	84,262	55,666	10,638		(37,243)		113,323

Other income and expenses:

Interest, dividend and other income	30,427	1,801	3,383	(c4)			35,611

Equity participation in ERT	(17,867)		4,808	(c5)			(13,059)

Gain (loss) in equity affiliate	—	44			(166	)(d3)	(122)

Foreign currency gain (loss)	(437)						(437)

Gain (loss) on sale of real estate	9,200						9,200

Impairment of real estate	(3,620)						(3,620)

Minority interest in income of partnership	(952)						(952)

Income from continuing operations	$101,013	$57,511	$18,829		$(37,409)		$139,944

Income from continuing operations per common share

Basic	$0.90						$1.24

Diluted	$0.89						$1.23

Average shares outstanding — basic	87,608					(d4)	94,508

Average shares outstanding — diluted	88,951					(d4)	95,851

See accompanying notes

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated Statements of Operations

Nine Months Ended September 30, 2001 and Year ended December 31, 2000
(unaudited, in thousands, except per share amounts)

Presentation

      The preceding pro forma consolidated statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 present the historical amounts for the Company, adjusted for the effects of (i) the disposition by the Company of its garden apartment portfolio (the “Apartment Disposition”), (ii) the Portfolio Acquisition, and (iii) the Stock Offering, as if such transactions had occurred on January 1, 2000.

      The pro forma consolidated statements of operations should be read in conjunction with the pro forma consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company presented in the Company’s Form 10-Q for the quarter ended September 30, 2001.

      The pro forma consolidated statements of operations are unaudited and are not necessarily indicative of what the actual results of operations of the Company would have been had the transactions described above actually occurred on January 1, 2000, nor do they purport to represent the future results of operations of the Company.

Notes and Management Assumptions

(a)	Reflects the consolidated results of operations of the Company for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively, as contained in the historical consolidated financial statements and notes thereto.

(b)	Reflects the revenues and expenses for the 92 properties and equity investment acquired by the Company in connection with the Portfolio Acquisition for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

(c)	Represents adjustments to reflect the Apartment Disposition as follows:

(c1)	Reflects the application of a portion of the cash proceeds from the Apartment Disposition to repay outstanding debt under the Company’s existing revolving credit facilities, which were paid down in connection with the Apartment Disposition. This results in pro forma interest expense savings of $5,768 for the nine months ended September 30, 2001 and $12,661 for the year ended December 31, 2000.

Assumes $75,000 outstanding under the Company’s term loan credit facility remains outstanding after the Apartment Disposition.

(c2)	Reflects the application of a portion of the cash proceeds from the Apartment Disposition to repay a $78,000 term loan (the “Pointe Orlando Loan”) incurred by Pointe Orlando Development Company, a wholly owned subsidiary of ERT, which was repaid in connection with the Apartment Disposition. This results in pro forma interest expense savings of $1,101 for the three months ended September 30, 2001 (ERT was consolidated with the Company beginning July 1, 2001). See note c5 to see the impact of this debt repayment on the six months ended June 30, 2001 and the year ended December 31, 2000.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated Statements of Operations — Continued

(c3)	Reflects the net increase in general and administrative expense as a result of the Apartment Disposition. Historically, a portion of overhead attributable to managing the apartments included in the Apartment Disposition was recorded as management fees paid with respect to such apartments. As a result of the Apartment Disposition, the management fees are eliminated, resulting in an increase in general and administrative expense. This increase is partially offset by a general and administrative expense reduction as a result of the Apartment Disposition, as fewer personnel are employed by the Company. The table below sets forth these adjustments:

	Year ended	Nine months ended
	December 31, 2000	September 30, 2001

Increase in general and administrative expense as a result of elimination of management fees charged to apartments	$2,923	$2,267

General and administrative expense reduction	(900)	(675)

Pro forma increase in general and administrative expense	$2,023	$1,592

(c4)	Reflects income from the letter of credit fee of 9% (based on an assumed letter of credit amount of $35 million) and a 1% commitment fee earned on a letter of credit provided to the buyer in the Apartment Disposition, as if the letter of credit were in place for the entire period, plus amortization of the 1% commitment fee over the 18 month term of the letter of credit, as follows:

	Year ended	Nine months ended
	December 31, 2000	September 30, 2001

Fee on letter of credit	$3,150	$2,356

1% fee on letter of credit recognized as income over 18 months	233	175

Pro forma increase in interest, dividends and other income	$3,383	$2,531

(c5)	Reflects the application of cash proceeds from the Apartment Disposition to repay the Pointe Orlando Loan. This results in pro forma interest expense savings for ERT of $2,222 for the six months ended June 30, 2001 (ERT was consolidated with the Company effective as of July 1, 2001), which results in an increase of $2,222 in the Company’s participation in ERT during the nine months ended September 30, 2001. For the year ended December 31, 2000, pro forma interest expense savings for ERT are $4,808, which results in an increase of $4,808 in the Company’s participation in ERT.

(d)	Reflects adjustments to reflect the Portfolio Acquisition and the Stock Offering as follows:

(d1)	Pro forma base rents are presented on a straight-line basis calculated from January 1, 2000 forward.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated Statements of Operations — Continued

(d2)	Reflects interest expense on debt assumed in connection with the Portfolio Acquisition and interest expense on additional draws on the Company’s credit facilities to finance the cash component of the Portfolio Acquisition as follows:

	Year ended	Nine months ended
	December 31, 2000	September 30, 2001

Interest expense — mortgage debt assumed (weighted average interest rate of 6.0%)	$17,405	$14,432

Interest expense — additional draws on credit facility (67.5 to 90.0 basis points over LIBOR; weighted average interest rate of 2.73%)	6,937	5,203

Pro forma adjustment for interest expense	$24,342	$19,635

Interest expense can be affected by increases and decreases in the variable interest rates under the Company’s various variable rate indebtedness. For example, a 1/8% change in such variable interest rates will result in a $368 change in pro forma interest expense for the nine months ended September 30, 2001 and a $520 change in pro forma interest expense for the year ended December 31, 2000.

Debt assumed in connection with the Portfolio Acquisition consists of the following:

	Principal
Description	Amount	Interest Rate	Due Date

REMIC-Fixed	$156,912	6.67% (fixed)	6/1/2008

REMIC-Floating	110,500	LIBOR + 1.50%	7/1/2002

John Hancock	21,486	7.81% (fixed)	7/1/2004

TOTAL	$288,898

(d3)	Depreciation is based on the building-related portion (80%) of the purchase price and associated costs, and amortization of the excess purchase price allocated to the equity investment using the straight-line method over a 40-year life.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated Statements of Operations — Continued

(d4)	The following is a reconciliation of the historical basic and diluted weighted average common shares outstanding to the pro forma basic and diluted weighted average common shares outstanding (share numbers in thousands):

	Year ended	Nine months ended
	December 31, 2000	September 30, 2001

Basic:

Historical basic weighted average common shares outstanding	87,608	87,208

Effect of pro forma adjustment for shares issued in Stock Offering	6,900	6,900

Pro forma basic weighted average common shares outstanding	94,508	94,108

Diluted:

Historical diluted weighted average common shares outstanding	88,951	88,718

Effect of pro forma adjustment for shares issued in Stock Offering	6,900	6,900

Pro forma diluted weighted average common shares outstanding	95,851	95,618

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Estimated Twelve-Month Pro Forma Statement of

Taxable Income and Operating Funds Available (unaudited)

      The following unaudited statement is a pro forma estimate for the twelve-month period ended September 30, 2001 of taxable income and funds available from operations of the Company. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended September 30, 2001, adjusted for historical operations of the 92 shopping centers acquired in the Portfolio Acquisition during the twelve-month period ended September 30, 2001 and certain items related to operations that can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

      This statement should be read in conjunction with the historical financial statements and notes thereto of the Company presented in the Company’s Form 10-Q for the quarter ended September 30, 2001 and the pro forma financial statements and notes thereto of the Company presented elsewhere in this filing.

Estimate of Taxable Income (in thousands):

Company pro forma income before minority interest for the twelve-month period ended September 30, 2001	$116,242

Net adjustment for tax basis revenue and expense recognition, exclusive of depreciation and amortization (1)	18,400

Estimated tax depreciation and amortization adjustment (2)	(268)

Pro forma taxable income before allocation to minority interest and dividends deduction	134,374

Estimated allocation to minority interest	(1,168)

Estimated dividends deduction (3)	(177,918)

Pro forma taxable income	$(44,712)

Estimated operating funds available (in thousands):

Pro forma taxable income before allocation to minority interest and dividends deduction	$134,374

Add: Pro forma depreciation and amortization	69,570

Estimated operating funds available (4)	$203,944

(1)	Represents the net adjustment to reverse the effects of (i) rental revenue recognition on a straight-line basis, (ii) impairment charges, (iii) book loss of ERT Development Corporation, (iv) foreign currency loss, (v) debt premium and discount and (vi) bad debts.

(2)	Represents the net adjustment for tax depreciation based upon the original cost or purchase price allocated to the buildings, depreciated on a straight-line method over their respective tax lives.

(3)	Estimated dividends deduction includes the following:

	Dividend	Total Pro Forma	Total
Shares	per share	shares outstanding	Dividends

Common	$1.65	94,110	$155,282

Preferred A	$2.125	1,507	3,202

Preferred B	$2.15625	6,300	13,584

Preferred D	$3.90	1,500	5,850

			$177,918

(4)	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of CenterAmerica Property Trust, L.P.

      We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of Properties Acquired, as described in Note 1, for the year ended December 31, 2000. This statement is the responsibility of the management of CenterAmerica Property Trust, L.P. Our responsibility is to express an opinion on this statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying Combined Statement of Revenues and Certain Operating Expenses of Properties Acquired was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the properties acquired.

      In our opinion, the statement referred to above presents fairly, in all material respects, the Combined Revenues and Certain Operating Expenses of Properties Acquired, as described in Note 1, for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Houston, Texas

March 2, 2001

CENTERAMERICA PROPERTY TRUST, L.P.

Combined Statement of Revenues and Certain Operating Expenses

of Properties Acquired
(dollars in thousands)

		Nine months
	Year ended	ended
	December 31,	September 30,
	2000	2001

		(unaudited)

Revenues:

Minimum rents	$67,259	$52,323

Percentage rents	1,433	683

Expense reimbursements	16,114	13,204

Other revenues	1,845	1,738

Total revenues	86,651	67,948

Certain operating expenses:

Real estate taxes	11,455	9,240

Property operating and maintenance	10,638	8,855

General and administrative	5,778	4,138

Provision for doubtful accounts	1,269	968

Total certain operating expenses	29,140	23,201

Revenues in excess of certain operating expenses	$57,511	$44,747

The accompanying notes are an integral part of this statement.

CENTERAMERICA PROPERTY TRUST, L.P.

Notes to Combined Statement of Revenues and Certain Operating Expenses of

Properties Acquired
Year Ended December 31, 2000 and Nine Months Ended September 30, 2001
(dollars in thousands)

1.  Business and Summary of Significant Accounting Policies:

Business

      The Combined Statement of Revenues and Certain Operating Expenses of Properties Acquired (the “Statement”) includes the operations of community and neighborhood retail shopping centers (collectively, the “Properties”), primarily located in the Houston and Dallas, Texas metropolitan areas. The Properties were owned and managed by CenterAmerica Property Trust, L.P. and subsidiaries (collectively, the “Partnership”).

Basis of Presentation

      The Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a filing on Form 8-K pursuant to the transaction described in Note 4, and is not a complete presentation of the actual operations of the Properties for the periods presented. Certain revenues and expenses considered by management not comparable to the proposed future operations of the Properties have been excluded, consisting primarily of depreciation, amortization, interest income and expense, and nonrecurring corporate expenses.

      The Statement for the nine months ended September 30, 2001 is unaudited but reflects, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the Properties’ revenues and certain operating expenses, as described above. The revenues and certain operating expenses for the nine months ended September 30, 2001 are not necessarily indicative of the revenues and certain operating expenses that may be expected for the full fiscal year or any future periods.

Estimates

      The Statement is prepared in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

      Minimum rental revenues attributable to operating leases are recognized when earned and due from tenants. The effects of scheduled rent increases and rental concessions, if any, are presented on a straight-line basis over the term of the tenant’s lease. Certain of the leases provide for additional rental revenue to be paid, based on a percentage of the level of sales achieved by the lessee. Such additional rental revenue is recognized when the lessee achieves the specified sales that triggered such additional rent. Revenue from tenant reimbursement of common area maintenance and other operating expenses is recognized pursuant to the tenant’s lease.

Property Operating and Maintenance

      Included in property operating and maintenance are expenses for common area maintenance, insurance, bad debts, and nonreimbursable operating expenses.

CENTERAMERICA PROPERTY TRUST, L.P.

Notes to Combined Statement of Revenues and Certain Operating Expenses of

Properties Acquired
Year Ended December 31, 2000 and Nine Months Ended September 30, 2001 — Continued
(dollars in thousands)

2.  Tenant Leases

      The Properties are leased to tenants under operating leases. Future minimum rentals payable from tenants under noncancelable operating leases, excluding tenant reimbursements of operating expenses and contingent rentals based on tenant sales volume, are approximately as follows at December 31, 2000:

December 31,
2000

2001	$65,276

2002	60,242

2003	52,815

2004	44,165

2005	35,965

Thereafter	282,289

$540,752

      The general economic climate, as well as local factors primarily within Texas and in the Houston and Dallas/ Fort Worth metropolitan areas, affect operations of the Properties. The tenant base includes national, regional and local retailers. No tenant occupies more than 10% of leasable space or represents more than 10% of revenue.

3.  Related Party Transactions

      The Partnership has a 10% managing membership interest in CenterAmerica Venture Fund, LLC (CAV) which is accounted for under the equity method of accounting. Equity in earnings of CAV, which are included in other revenues, was $44 and $61 for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively.

      The Partnership provides management, leasing of property, acquisitions and financial services to CAV. For the year ended December 31, 2000 and for the nine months ended September 30, 2001, revenues from such services, which are included in other revenues, totaled $917 and $1,210, respectively.

4.  Acquisition of Properties (Unaudited)

      On March 1, 2002, the Partnership closed on its agreement with New Plan Excel Realty Trust, Inc. to sell 92 community and neighborhood shopping centers and the Partnership’s 10% managing membership interest in CAV.

EXHIBIT INDEX

Exhibit	Document

2.1	Purchase Agreement, dated as of January 13, 2002, by and among the Company, CenterAmerica and certain affiliates of CenterAmerica, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 14, 2002.

99.1	Press Release, dated March 1, 2002, issued by the Company.